Exhibit 10.15

LOAN AGREEMENT

between

Snowview Station LLC

and

Wells Fargo Bank, National Association

Entered into as of December 15, 2010

Loan No. 1003559

LOAN AGREEMENT

THIS LOAN AGREEMENT (“Agreement”) is entered into as of December 15, 2010, by and between SNOWVIEW STATION LLC, a Delaware limited liability company (“Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Lender”).

R E C I T A L S

A. Borrower owns or will own certain real property described in Exhibit A hereto (the “Property”).

B. Borrower desires to borrow from Lender, and Lender agrees to loan to Borrower, the Loan amounts described below.

NOW, THEREFORE, Borrower and Lender agree as follows:

ARTICLE 1. DEFINITIONS

1.1	DEFINED TERMS. The following capitalized terms generally used in this Agreement shall have the meanings defined or referenced below. Certain other capitalized terms used only in specific sections of this Agreement are defined in such sections.

“ADA” – means the Americans with Disabilities Act, 42 U.S.C. §§ 12101, et seq. as now or hereafter amended or modified.

“Agreement” – shall have the meaning ascribed to such term in the preamble hereto.

“Appraisal” – means third-party FIRREA compliant appraisal of the Property in form and substance acceptable to Lender, in its sole discretion, and prepared at Borrower’s cost, performed by an appraiser acceptable to Lender with such adjustments as Lender’s appraisal division may reasonably require on review.

“Approved Lease” – means an executed Lease (as defined in the Mortgage (as defined below)) that is (a) approved by Lender in its sole reasonable discretion prior to closing, or (b) a future executed lease, whether new or a renewal of an existing lease, related to any space over 5,000 square feet which is approved by Lender in its sole reasonable discretion as to: (i) form and content, (ii) creditworthiness of tenant and (iii) economic terms. Lender shall have seven (7) Business Days to approve or disapprove of the applicable lease or it shall be deemed an Approved Lease.

Any other lease shall be deemed an Approved Lease provided the applicable tenant is in occupancy, open and paying its contractual rent pursuant to its Lease. An Approved Lease shall cease to be an Approved Lease if the tenant thereunder vacates its leased space or has given notice of its intent to vacate within the following six (6) months, is insolvent or seeks bankruptcy protection (unless tenant shall re-affirm the lease in bankruptcy within three months of such filing), or if a tenant under such Approved Lease is in default for non-payment of rent for more than 90 days or if such Approved Lease has been terminated.

“Bankruptcy Code” – means the Bankruptcy Reform Act of 1978 (11 USC § 101-1330) as now or hereafter amended or recodified.

“Borrower” – means Snowview Station LLC, a Delaware limited liability company.

“Business Day” – means a day of the week (but not a Saturday, Sunday or holiday) on which the offices of Lender are open to the public for carrying on substantially all of Lender’s business functions. Unless specifically referenced in this Agreement as a Business Day, all references to “days” shall be to calendar days.

“Debt Yield” – means Net Operating Income, divided by the outstanding amount of the Loan.

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“Deed of Trust” – means any other deed of trust or mortgage which is now or hereafter cross-collateralized with the Mortgage, including, without limitation, that certain deed of trust to be entered into from Lakeside (Salem) Station LLC, a Delaware limited liability company, as grantor, to the trustee named therein, in favor of Lender, to be recorded in the records of the Clerk of the Circuit Court of City of Salem, Virginia.

“Default” – shall have the meaning ascribed to such term in Section 9.1.

“Effective Date” – means the date the Mortgage is recorded in the Office of the County Recorder of the county where the Property is located.

“First Extended Maturity Date” – means December 15, 2013.

“First Option to Extend” – means Borrower’s option, subject to the terms and conditions of Section 2.9, to extend the term of the Loan from the Maturity Date to the First Extended Maturity Date.

“Guarantor” – means Phillips Edison – ARC Shopping Center Operating Partnership, L.P., a Delaware limited partnership, and any other person or entity who, or which, in any manner, is or becomes obligated to Lender under any guaranty now or hereafter executed in connection with respect to the Loan (collectively or severally as the context thereof may suggest or require).

“Hazardous Materials” – shall have the meaning ascribed to such term in Section 6.1(a).

“Hazardous Materials Claims” – shall have the meaning ascribed to such term in Section 6.1(c).

“Hazardous Materials Laws” – shall have the meaning ascribed to such term in Section 6.1(b).

“Lender” – means Wells Fargo Bank, National Association.

“Loan” – means the maximum principal sum that Lender agrees to lend and Borrower agrees to borrow pursuant to the Note on the terms and conditions of this Agreement.

“Loan Documents” – means those documents, as hereafter amended, supplemented, replaced or modified, properly executed and in recordable form, if necessary, listed in Exhibit B as Loan Documents.

“Maturity Date” – means December 15, 2012.

“Mortgage” – means that certain Open-End Mortgage with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing of even date herewith executed by Borrower, as Mortgagor, for the benefit of Lender, as Mortgagee, as hereafter amended, supplemented, replaced or modified.

“Net Operating Income” – means the sum of (A) annualized rental revenue and expense recoveries for the Property generated by (i) existing tenants listed in a certified rent roll as of the end of the most recent financial quarter that were, at that time, in occupancy, open and scheduled to continue paying contractual rent under Approved Leases, plus (ii) new prospective tenants listed in a certified leasing report as of the end of the most recent financial quarter that are scheduled to take occupancy, open and commence payment of rent under Approved Leases by the end of the next financial quarter plus (B) other normal income from the Property for the trailing six months (annualized), minus (C) operating expenses for the Property payable in the ordinary course for the trailing six months (annualized), such expenses to include (a) management fees equal to the greater of (i) actual management fees incurred, or (ii) 3.0% of gross revenue, and (b) capital reserves equal to $0.15 per square foot, not including leasing costs and actual capital expenditures. For the purposes of this definition and related calculations, revenue, expense recoveries and normal operating expenses of the Property shall be calculated on a modified GAAP basis (no straight lining of rents) and as otherwise applicable at the time of loan closing. Additionally, rental revenue and recoveries from tenants under (A) or (B) above shall be reduced, if necessary, to account for the impact of any applicable free rent, abatement or concessions so that only the net effective rent from the tenant is included in the calculation during the applicable financial quarter.

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“Note” – means that certain Promissory Note Secured by Mortgage of even date herewith, in the original principal amount of EIGHT MILLION FIVE HUNDRED SEVENTY THOUSAND AND NO/100 DOLLARS ($8,570,000.00), executed by Borrower and payable to the order of Lender, as hereafter amended, supplemented, replaced or modified.

“Original Maturity Date” – means the Maturity Date.

“Other Related Documents” – means those documents, as hereafter amended, supplemented, replaced or modified from time to time, properly executed and in recordable form, if necessary, listed in Exhibit B as Other Related Documents.

“Participant” – shall have the meaning ascribed to such term in Section 10.13.

“Property” – shall have the meaning ascribed to such term in Recital A.

“Significant Leases” – means, collectively, (a) that certain lease agreement, as amended, dated October 31, 1994, as amended, between Riser Foods Company, a Delaware corporation, successor-in-interest to Tops Markets, LLC, successor-in-interest to First National Supermarkets, Inc., as tenant and EIG Snow View Plaza, LLC, as successor to Edens & Avant Holdings, LLC, successor-in-interest to Snowview, Ltd., as landlord, as assigned to Borrower pursuant to that certain Assignment of Seller’s Interest in Leases and Assumption Agreement; (b) that certain lease agreement, as amended, dated October 12, 2006, as amended, between C&K Myers, Inc. d/b/a Karen’s Hallmark, as tenant and EIG Snow View Plaza, LLC, as successor to Edens & Avant Holdings, LLC, as landlord, as assigned to Borrower pursuant to that certain Assignment of Seller’s Interest in Leases and Assumption Agreement; (c) that certain lease agreement, as amended, dated October 10, 1996, as amended, between Eat ‘n Park Hospitality successor to Eat ‘N Park Restaurants Business Trust d/b/a Eat’ N Park, as tenant and EIG Snow View Plaza, LLC, as landlord, as assigned to Borrower pursuant to that certain Assignment of Seller’s Interest in Leases and Assumption Agreement; and (d) that certain lease agreement, as amended, dated September 18, 2008, as amended, between Qiang Yang and Li Hua Tang, individuals, d/b/a Kumö Japanese Seafood Buffet formerly known as Hong Kong Buffet, as tenant and EIG Snow View Plaza, LLC, as successor to Edens & Avant Holdings, LLC, as landlord, as assigned to Borrower pursuant to that certain Assignment of Seller’s Interest in Leases and Assumption Agreement.

“Subdivision Map” – shall have the meaning ascribed to such term in Section 7.4.

“Title Policy” – means the ALTA Lender’s Policy of Title Insurance as issued by Chicago Title Insurance Company, insuring the lien of the Mortgage and being in form and substance acceptable to Lender.

1.2	EXHIBITS INCORPORATED. All exhibits, schedules or other items attached hereto are incorporated into this Agreement by such attachment for all purposes.

ARTICLE 2. LOAN

2.1	LOAN. By and subject to the terms of this Agreement, Lender agrees to lend to Borrower and Borrower agrees to borrow from Lender the principal sum of Eight Million Five Hundred Seventy Thousand and No/100 Dollars ($8,570,000.00); said sum to be evidenced by the Note of even date herewith. The Note shall be secured, in part, by the Mortgage, of even date herewith, encumbering certain real property and improvements as legally defined therein. Amounts disbursed to or on behalf of Borrower pursuant to the Note shall be used to finance the acquisition of the Property and for such other purposes and uses as may be permitted under this Agreement and the other Loan Documents.

2.2	LOAN FEE. Borrower shall pay to Lender, at Loan closing, a loan fee equal to fifty (50) basis points of the Loan, equating to the amount of $42,850.00.

2.3	LOAN DOCUMENTS. Borrower shall deliver to Lender concurrently with this Agreement each of the documents, properly executed and in recordable form, as applicable, described in Exhibit B as Loan Documents, together with those documents described in Exhibit B as Other Related Documents.

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2.4	EFFECTIVE DATE. The date of the Loan Documents is for reference purposes only. The Effective Date of delivery and transfer to Lender of the security under the Loan Documents and of Borrower’s and Lender’s obligations under the Loan Documents shall be the date the Mortgage is recorded in the Office of the County Recorder of the county where the Property is located.

2.5	MATURITY DATE. The Maturity Date of the Loan shall be December 15, 2012, at which time all sums due and owing under this Agreement and the other Loan Documents shall be repaid in full. All payments due to Lender under this Agreement, whether at the Maturity Date or otherwise, shall be paid in immediately available funds.

2.6	CREDIT FOR PRINCIPAL PAYMENTS. Any payment made upon the outstanding principal balance of the Loan shall be credited as of the Business Day received, provided such payment is received by Lender no later than 11:00 a.m. (Pacific Standard Time or Pacific Daylight Time, as applicable) and constitutes immediately available funds. Any principal payment received after said time or which does not constitute immediately available funds shall be credited upon such funds having become unconditionally and immediately available to Lender.

2.7	FULL REPAYMENT AND RECONVEYANCE. Lender shall release the Property from the lien of the Mortgage upon the receipt of a payment (the “Release Fee”) equal to the greater of (i) one hundred ten percent (110%) of the then outstanding principal balance of the Loan or (ii) the amount required for the loan from the Lender to Lakeside (Salem) Station LLC (the “Lakeside Plaza Loan”) to achieve a minimum Debt Yield (as defined in the loan and security documents evidencing and securing such loan (the “Lakeside Plaza Loan Documents”)) of thirteen percent (13%); provided, however, that all of the following conditions shall be satisfied at the time of, and with respect to, such release: (a) Lender shall have received all escrow, closing and recording costs, the costs of preparing and delivering such release and any sums then due and payable under the Loan Documents; and (b) there shall be no Default under the Lakeside Plaza Loan (as defined in the Lakeside Plaza Loan Documents). Lender’s obligation to make further disbursements under the Loan shall terminate as to any portion of the Loan undisbursed as of the date of the release, and any commitment of Lender to lend any undisbursed portion of the Loan shall be canceled. Notwithstanding the foregoing, in the event that the Lakeside Plaza Loan has already been paid off in full or if the Loan and the Lakeside Plaza Loan are simultaneously paid off in full, then the Lender shall issue a full reconveyance of the Property from the lien of the Mortgage upon receipt of payment equal to the full outstanding principal balance of the Loan.

2.8	ZERO BALANCE. If the Release Fee received by Lender under this Agreement exceeds the then outstanding principal balance of the Loan, the amount of such excess shall be applied by Lender to reduce the outstanding principal balance of the Lakeside Plaza Loan.

2.9	FIRST OPTION TO EXTEND. Borrower shall have the option to extend the term of the Loan from the Maturity Date (for purposes of this Section, “Original Maturity Date”), to the First Extended Maturity Date, upon satisfaction of each of the following conditions precedent:

(a)	Borrower shall provide Lender with written notice of Borrower’s request to exercise the First Option to Extend not more than one hundred twenty (120) days but not less than thirty (30) days prior to the Original Maturity Date; and

(b)	As of the date of Borrower’s delivery of notice of request to exercise the First Option to Extend, no Default shall have occurred and be continuing, and no event or condition which, with the giving of notice or the passage of time or both, would constitute a Default shall have occurred and be continuing, and Borrower shall so certify in writing; and

(c)	Borrower shall execute or cause the execution of all documents reasonably required by Lender to exercise the First Option to Extend and shall deliver to Lender, at Borrower’s sole cost and expense, such title insurance endorsements reasonably required by Lender; and

(d)	There shall have occurred no material adverse change, as determined by Lender in its sole discretion, in the financial condition of Borrower or any Guarantor that could reasonably be

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expected to threaten the ability of Borrower or Guarantor to fulfill their obligations under the Loan Document, from that which existed as of the later of: (A) the Effective Date; or (B) the date upon which the financial condition of such party was first represented to Lender; and

(e)	On or before the Original Maturity Date, Borrower shall pay to Lender an extension fee equal to twenty five (25) basis points of the Loan amount on the Original Maturity Date; and

(f)	The Property supports a Debt Yield of at least twelve and one-half percent (12.50%). If the Debt Yield is not at least 12.50%, at the time of execution of such extension, then Borrower shall pay down the outstanding principal balance of the Loan at the time of such extension such that the Debt Yield is at least 12.50%.

Except as modified by this First Option to Extend, the terms and conditions of this Agreement and the other Loan Documents as modified and approved by Lender shall remain unmodified and in full force and effect.

ARTICLE 3. DISBURSEMENT

3.1	CONDITIONS PRECEDENT. Lender’s obligation to make any disbursements or take any other action under the Loan Documents shall be subject at all times to satisfaction of each of the following conditions precedent:

(a)	There shall exist no Default, as defined in this Agreement, or Default as defined in any of the other Loan Documents or in the Other Related Documents, or event, omission or failure of condition which would constitute a Default after notice or lapse of time, or both;

(b)	Lender shall have received all Loan Documents, other documents, instruments, policies, and forms of evidence or other materials requested by Lender under the terms of this Agreement or any of the other Loan Documents;

(c)	The Mortgage is a valid lien upon the Property and is prior and superior to all other liens and encumbrances thereon except those approved by Lender in writing; and

(d)	Lender shall have received and approved in form and substance satisfactory to Lender: (i) an Appraisal; (ii) an original current survey of the Land containing the certification of the surveyor in form and substance satisfactory to Lender; (iii) a current Phase I environmental report of the Property for any toxic or hazardous substances or materials (whether products or waste), asbestos or PCB’s performed by a qualified engineer which inspection report shall be in form and substance acceptable to Lender; (iv) a property condition report in form and substance satisfactory to Lender; (v) the policies of insurance required by the Loan Documents accompanied by evidence of the payment of the premium therefor; (vi) copies of all Leases (as defined in the Mortgage) and the form of lease satisfactory to Lender to be used by Borrower in connection with the Leases; (vii) executed Subordination, Non-Disturbance and Attornment Agreements for all Significant Leases, in form and substance acceptable to Lender; and (viii) executed estoppel agreements from tenants accounting for, in the aggregate, at least 85% of the total base rent paid under Approved Leases for the Property as of such date (the “Estoppel Requirement”), in form and substance acceptable to Lender (provided that the tenants under the Significant Leases shall be required to provide such estoppel agreements; provided further that the Subordination, Non-Disturbance and Attornment Agreements required under subsection 3.1(d)(vii) shall be sufficient if such Subordination, Non-Disturbance and Attornment Agreements contain estoppel provisions satisfactory to Lender).

3.2

ACCOUNT, PLEDGE AND ASSIGNMENT, AND DISBURSEMENT AUTHORIZATION. The proceeds of the Loan, when qualified for disbursement, shall be disbursed to the closing agent or otherwise disbursed to or for the benefit or account of Borrower under the terms of this Agreement; provided, however, that any direct disbursements from the Loan which are made by means of wire transfer shall be subject to the provisions of that certain Section entitled Funds Transfer Disbursements or any funds transfer

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agreement which is identified in Exhibit B hereto. Disbursements hereunder may be made by Lender upon the written request of any person who has been authorized by Borrower to request such disbursements until such time as written notice of Borrower’s revocation of such authority is received by Lender at the following address: Winston-Salem Loan Center, One West Fourth Street, 3rd Floor, Winston-Salem, North Carolina 27101.

3.3	FUNDS TRANSFER DISBURSEMENTS. Borrower hereby authorizes Lender to disburse the proceeds of any Loan(s) made by Lender or its affiliate pursuant to the Loan Documents as requested by an authorized representative of the Borrower to any of the accounts designated in that certain Exhibit entitled Transfer Authorizer Designation. Borrower agrees to be bound by any transfer request: (i) authorized or transmitted by Borrower; or, (ii) made in Borrower’s name and accepted by Lender in good faith and in compliance with these transfer instructions, even if not properly authorized by Borrower. Borrower further agrees and acknowledges that Lender may rely solely on any bank routing number or identifying bank account number or name provided by Borrower to effect a wire or funds transfer even if the information provided by Borrower identifies a different bank or account holder than named by the Borrower. Lender is not obligated or required in any way to take any actions to detect errors in information provided by Borrower. If Lender takes any actions in an attempt to detect errors in the transmission or content of transfer or requests or takes any actions in an attempt to detect unauthorized funds transfer requests, Borrower agrees that no matter how many times Lender takes these actions Lender will not in any situation be liable for failing to take or correctly perform these actions in the future and such actions shall not become any part of the transfer disbursement procedures authorized under this provision, the Loan Documents, or any agreement between Lender and Borrower. Borrower agrees to notify Lender of any errors in the transfer of any funds or of any unauthorized or improperly authorized transfer requests within 14 days after Lender’s confirmation to Borrower of such transfer. Lender will, in its sole discretion, determine the funds transfer system and the means by which each transfer will be made. Lender may delay or refuse to accept a funds transfer request if the transfer would: (i) violate the terms of this authorization (ii) require use of a bank unacceptable to Lender or prohibited by government authority; (iii) cause Lender to violate any Federal Reserve or other regulatory risk control program or guideline, or (iv) otherwise cause Lender to violate any applicable law or regulation. Lender shall not be liable to Borrower or any other parties for (i) errors, acts or failures to act of others, including other entities, banks, communications carriers or clearinghouses, through which Borrower’s transfers may be made or information received or transmitted, and no such entity shall be deemed an agent of the Lender, (ii) any loss, liability or delay caused by fires, earthquakes, wars, civil disturbances, power surges or failures, acts of government, labor disputes, failures in communications networks, legal constraints or other events beyond Lender’s control, or (iii) any special, consequential, indirect or punitive damages, whether or not (a) any claim for these damages is based on tort or contract or (b) Lender or Borrower knew or should have known the likelihood of these damages in any situation. Lender makes no representations or warranties other than those expressly made in this Agreement.

ARTICLE 4. INSURANCE

Borrower shall, while any obligation of Borrower or any Guarantor under any Loan Document remains outstanding, maintain at Borrower’s sole expense, with licensed insurers reasonably approved by Lender, the following policies of insurance in form and substance satisfactory to Lender. Capitalized terms used in this Article and not otherwise defined herein shall have the same meanings as such terms are commonly and presently defined in the insurance industry.

4.1

TITLE INSURANCE; SURVEY. A Title Policy, together with any endorsements which Lender may require, insuring Lender, in the principal amount of the Loan, of the validity and the priority of the lien of the Mortgage upon the Property, subject only to matters approved by Lender in writing. During the term of the Loan, Borrower shall deliver to Lender, within ten (10) days of Lender’s written request, such other endorsements to the Title Policy as Lender may reasonably require with respect to the Property should any material change occur with regard to the Loan or the Property. A current survey of the Property, certified to Lender and the title insurer, showing the boundaries of the Property by courses and distances, together with a corresponding metes and bounds description, the actual or proposed location of all improvements, encroachments and restrictions, the location and width of all easements, utility lines,

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rights-of-way and building set-back lines, and notes referencing book and page numbers for the instruments granting the same.

4.2	PROPERTY INSURANCE. An All Risk/Special Form Property Insurance policy, including without limitation, theft coverage and such other coverages and endorsements as Lender may require, insuring Lender against damage to the Property in an amount reasonably acceptable to Lender. Such coverage should adequately insure any and all Loan collateral, whether such collateral is onsite, stored offsite or otherwise. Lender shall be named on the policy as Mortgagee and named under a Lender’s Loss Payable Endorsement (form #438BFU or equivalent).

4.3	FLOOD HAZARD INSURANCE. A policy of flood insurance, as required by applicable governmental regulations, or as deemed necessary by Lender, in an amount required by Lender, but in no event less than the amount sufficient to meet the requirements of applicable law and governmental regulation.

4.4	LIABILITY INSURANCE. A policy of Commercial General Liability insurance on an occurrence basis, with coverages and limits as required by Lender, insuring against liability for injury and/or death to any person and/or damage to any property occurring on the Property.

4.5	OTHER COVERAGE. Borrower shall provide to Lender evidence of such other reasonable insurance in such reasonable amounts as Lender may from time to time request against such other insurable hazards which at the time are commonly insured against for property similar to the subject Property located in or around the region in which the subject Property is located. Such coverage requirements may include but are not limited to coverage for earthquake, acts of terrorism, business income, delayed business income, rental loss, sink hole, soft costs, tenant improvement or environmental.

4.6	GENERAL. Borrower shall provide to Lender insurance certificates or other evidence of coverage in form acceptable to Lender, with coverage amounts, deductibles, limits and retentions as required by Lender. All insurance policies shall provide that the coverage shall not be cancelable or materially changed without 10 days prior written notice to Lender of any cancellation for nonpayment of premiums, and not less than 30 days prior written notice to Lender of any other cancellation or any modification (including a reduction in coverage). Lender shall be named under a Lender’s Loss Payable Endorsement (form #438BFU or equivalent) on all insurance policies which Borrower actually maintains with respect to the Property. All insurance policies shall be issued and maintained by insurers approved to do business in the state in which the Property is located and must have an A.M. Best Company financial rating and policyholder surplus reasonably acceptable to Lender.

ARTICLE 5. REPRESENTATIONS AND WARRANTIES

As a material inducement to Lender’s entry into this Agreement, Borrower represents and warrants to Lender as of the Effective Date and continuing thereafter that:

5.1	AUTHORITY/ENFORCEABILITY. Borrower is in compliance, in all material respects, with all laws and regulations applicable to its organization, existence and transaction of business and has all necessary rights and powers to own, improve and operate the Property as contemplated by the Loan Documents.

5.2	BINDING OBLIGATIONS. Borrower is authorized to execute, deliver and perform its obligations under the Loan Documents, and such obligations shall be valid and binding obligations of Borrower.

5.3	FORMATION AND ORGANIZATIONAL DOCUMENTS. Borrower has delivered to Lender all formation and organizational documents of Borrower, of the partners, joint venturers or members of Borrower, if any, and of all guarantors of the Loan, if any, and all such formation and organizational documents remain in full force and effect and have not been amended or modified since they were delivered to Lender. Borrower shall immediately provide Lender with copies of any amendments or modifications of the formation or organizational documents.

5.4	NO VIOLATION. Borrower’s execution, delivery, and performance under the Loan Documents do not: (a) require any consent or approval not heretofore obtained under any partnership agreement, operating

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agreement, articles of incorporation, bylaws or other document; (b) to the best of Borrower’s knowledge, violate any governmental requirement applicable to the Property or any other statute, law, regulation or ordinance or any order or ruling of any court or governmental entity; (c) conflict with, or constitute a breach or default or permit the acceleration of obligations under any agreement, contract, lease, or other document by which the Borrower is or the Property is bound or regulated; or (d) to the best of Borrower’s knowledge, violate any statute, law, regulation or ordinance, or any order of any court or governmental entity.

5.5	COMPLIANCE WITH LAWS; USE. Borrower has, and at all times shall have obtained, all permits, licenses, exemptions, and approvals necessary to occupy, operate and market the Property, and shall maintain compliance with all governmental requirements applicable to the Property and all other applicable statutes, laws, regulations and ordinances necessary for the transaction of its business. The Property is a separate legal parcel lawfully created in full compliance with all subdivision laws and ordinances and is properly zoned for the stated use of the Property as disclosed to Lender at the time of execution hereof. Borrower shall not initiate or acquiesce to a zoning change of the Property without prior notice to, and prior written consent from, Lender. Furthermore, Borrower shall not allow changes in the stated overall use of the Property as a retail center without prior notice to, and prior written consent from, Lender (provided that Lender’s consent shall not be required for particular tenant uses under Approved Leases).

5.6	LITIGATION. Except as disclosed to Lender in writing, there are no claims, actions, suits, or proceedings pending, or to Borrower’s knowledge, threatened against Borrower or affecting the Property.

5.7	FINANCIAL CONDITION. All financial statements and information heretofore and hereafter delivered to Lender by Borrower, including, without limitation, information relating to the financial condition of Borrower, the Property, the partners, joint venturers or members of Borrower, and/or any Guarantor, fairly and accurately represent the financial condition of the subject thereof in all material respects and have been prepared (except as noted therein) in accordance with generally accepted accounting principles consistently applied. Notwithstanding the use of generally accepted accounting principles, the calculation of liabilities shall NOT include any fair value adjustments to the carrying value of liabilities to record such liabilities at fair value pursuant to electing the fair value option election under FASB ASC 825-10-25 (formerly known as FAS 159, The Fair Value Option for Financial Assets and Financial Liabilities) or other FASB standards allowing entities to elect fair value option for financial liabilities. Therefore, the amount of liabilities shall be the historical cost basis, which generally is the contractual amount owed adjusted for amortization or accretion of any premium or discount. Borrower acknowledges and agrees that Lender may request and obtain additional information from third parties regarding any of the above, including, without limitation, credit reports.

5.8	NO MATERIAL ADVERSE CHANGE. As determined in the Lender’s sole and absolute discretion, there has been no material adverse change in the financial condition of Borrower and/or Guarantor that could reasonably be expected to threaten the ability of Borrower or Guarantor to fulfill their obligations under the Loan Documents since the dates of the latest financial statements furnished to Lender and, except as otherwise disclosed to Lender in writing, Borrower has not entered into any material transaction which is not disclosed in such financial statements.

5.9	ACCURACY. All reports, documents, instruments, information and forms of evidence delivered to Lender concerning the Loan or security for the Loan or required by the Loan Documents are accurate, correct and sufficiently complete in all material respects to give Lender true and accurate knowledge of their subject matter, and do not contain any misrepresentation or omission.

5.10	AMERICANS WITH DISABILITIES ACT COMPLIANCE. Borrower represents and warrants to Lender that the Property shall be hereafter maintained in full and strict compliance with the requirements and regulations of the Americans with Disabilities Act, of July 26, 1990, Pub. L. No. 101-336, 104 Stat. 327, 42 U.S.C. § 12101, et seq., as hereafter amended. At Lender’s written request from time to time, Borrower shall provide Lender with written evidence of such compliance satisfactory to Lender. Borrower shall be solely responsible for all such ADA costs of compliance and reporting.

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5.11	TAX LIABILITY. Borrower has filed all required federal, state, county and municipal tax returns and has paid all taxes and assessments owed and payable, and Borrower has no knowledge of any basis for any additional payment with respect to any such taxes and assessments.

5.12	BUSINESS LOAN. The Loan is a business loan transaction in the stated amount solely for the purpose of carrying on the business of Borrower and none of the proceeds of the Loan will be used for the personal, family or agricultural purposes of the Borrower.

ARTICLE 6. HAZARDOUS MATERIALS

6.1	SPECIAL REPRESENTATIONS AND WARRANTIES. Without in any way limiting the other representations and warranties set forth in this Agreement, and after reasonable investigation and inquiry, Borrower hereby specially represents and warrants to the best of Borrower’s knowledge, and except as may have been disclosed to Lender in writing, as of the date of this Agreement as follows:

(a)	Hazardous Materials. Except as previously disclosed to Lender in that certain Phase I Environmental report dated September 13, 2010, the Property is not and has not been a site for the use, generation, manufacture, storage, treatment, release, threatened release, discharge, disposal, transportation or presence of any oil, flammable explosives, asbestos, urea formaldehyde insulation, mold, toxic mold, radioactive materials, hazardous wastes, toxic or contaminated substances or similar materials, including, without limitation, any substances which are “hazardous substances,” “hazardous wastes,” “hazardous materials,” “toxic substances,” “wastes,” “regulated substances,” “industrial solid wastes,” or “pollutants” under the Hazardous Materials Laws, as described below, and/or other applicable environmental laws, ordinances and regulations (collectively, the “Hazardous Materials”). For purposes of this Agreement, “Hazardous Materials” shall not include commercially reasonable amounts of such materials used in the ordinary course of operation of the Property which are used and stored in accordance with all applicable environmental laws, ordinances and regulations.

(b)	Hazardous Materials Laws. The Property is in compliance with all laws, ordinances and regulations applicable to the Property relating to Hazardous Materials (“Hazardous Materials Laws”), including, without limitation: the Clean Air Act, as amended, 42 U.S.C. Section 7401 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Section 6901 et seq.; the Comprehensive Environment Response, Compensation and Liability Act of 1980, as amended (including the Superfund Amendments and Reauthorization Act of 1986, “CERCLA”), 42 U.S.C. Section 9601 et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq.; the Occupational Safety and Health Act, as amended, 29 U.S.C. Section 651, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Mine Safety and Health Act of 1977, as amended, 30 U.S.C. Section 801 et seq.; the Safe Drinking Water Act, as amended, 42 U.S.C. Section 300f et seq.; and all applicable comparable State of Ohio and local laws, or orders and regulations.

(c)	Hazardous Materials Claims. There are no claims or actions (“Hazardous Materials Claims”) pending or, to the best of Borrower’s knowledge, threatened against Borrower or the Property by any governmental entity or agency or by any other person or entity relating to Hazardous Materials or pursuant to the Hazardous Materials Laws.

6.2	HAZARDOUS MATERIALS COVENANTS. Borrower agrees as follows:

(a)	No Hazardous Activities. Borrower shall not cause or permit the Property to be used as a site for the use, generation, manufacture, storage, treatment, release, discharge, disposal, transportation or presence of any Hazardous Materials.

(b)	Compliance. Borrower shall comply and cause the Property to comply with all Hazardous Materials Laws.

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(c)	Notices. Borrower shall immediately notify Lender in writing of: (i) the discovery of any Hazardous Materials on, under or about the Property; (ii) any knowledge by Borrower that the Property does not comply with any Hazardous Materials Laws; and (iii) any Hazardous Materials Claims.

(d)	Remedial Action. In response to the presence of any Hazardous Materials on, under or about the Property, Borrower shall immediately take, at Borrower’s sole expense, all remedial action required by any Hazardous Materials Laws or any judgment, consent decree, settlement or compromise in respect to any Hazardous Materials Claims.

6.3	INSPECTION BY LENDER. Upon reasonable prior notice to Borrower, Lender, its employees and agents, may from time to time (whether before or after the commencement of a nonjudicial or judicial foreclosure proceeding) enter and inspect the Property for the purpose of determining the existence, location, nature and magnitude of any past or present release or threatened release of any Hazardous Materials into, onto, beneath or from the Property.

6.4	HAZARDOUS MATERIALS INDEMNITY. BORROWER HEREBY AGREES, SOLELY WITH RESPECT TO THE PERIOD ENDING ON THE DATE OF FORECLOSURE, THE DATE OF THE TENDERING OF A DEED IN LIEU OF FORECLOSURE OR THE DATE ON WHICH A RECEIVER HAS BEEN APPOINTED AT LENDER’S REQUEST TO OPERATE THE PROPERTY (THE “OWNERSHIP CONTROL PERIOD”) OR TO THE EXTENT RESULTING FROM THE ACTS OR OMISSIONS OF BORROWER OR ANY OF ITS AGENTS (WHETHER OR NOT DURING THE OWNERSHIP CONTROL PERIOD), TO DEFEND, INDEMNIFY AND HOLD HARMLESS LENDER, ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS FROM AND AGAINST ANY AND ALL LOSSES, DAMAGES, LIABILITIES, CLAIMS, ACTIONS, JUDGMENTS, COURT COSTS AND LEGAL OR OTHER EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS’ FEES AND EXPENSES) WHICH LENDER MAY INCUR AS A DIRECT OR INDIRECT CONSEQUENCE OF THE USE, GENERATION, MANUFACTURE, STORAGE, DISPOSAL, THREATENED DISPOSAL, TRANSPORTATION OR PRESENCE OF HAZARDOUS MATERIALS IN, ON, UNDER OR ABOUT THE PROPERTY; PROVIDED, HOWEVER, THAT BORROWER SHALL NOT BE LIABLE FOR ANY DIMINUTION IN VALUE OF THE PROPERTY AS A RESULT OF THE FOREGOING. BORROWER SHALL IMMEDIATELY PAY TO LENDER UPON DEMAND ANY AMOUNTS OWING UNDER THIS INDEMNITY, TOGETHER WITH INTEREST FROM THE DATE THE INDEBTEDNESS ARISES UNTIL PAID AT THE RATE OF INTEREST APPLICABLE TO THE PRINCIPAL BALANCE OF THE NOTE. BORROWER’S DUTY AND OBLIGATIONS TO DEFEND, INDEMNIFY AND HOLD HARMLESS LENDER SHALL SURVIVE THE CANCELLATION OF THE NOTE AND THE RELEASE OR PARTIAL RELEASE OF THE MORTGAGE.

6.5	LEGAL EFFECT OF SECTION. Borrower and Lender agree that it is expressly understood that Borrower’s duty to indemnify Lender hereunder shall survive: (a) any judicial or non-judicial foreclosure under the Mortgage, or transfer of the Property in lieu thereof, (b) the release and reconveyance or cancellation of the Mortgage; and (c) the satisfaction of all of Borrower’s obligations under the Loan Documents.

ARTICLE 7. COVENANTS OF BORROWER

7.1

EXPENSES. Borrower shall immediately pay Lender upon demand all reasonable costs and expenses incurred by Lender in connection with: (a) the preparation of this Agreement, all other Loan Documents and Other Related Documents contemplated hereby; (b) the administration of this Agreement, the other Loan Documents and Other Related Documents for the term of the Loan; and (c) the enforcement or satisfaction by Lender of any of Borrower’s obligations under this Agreement, the other Loan Documents or the Other Related Documents. For all purposes of this Agreement, Lender’s costs and expenses shall include, without limitation, all appraisal fees, cost engineering and inspection fees (capped at $500 per inspection), legal fees and expenses, accounting fees, environmental consultant fees, auditor fees, UCC filing fees and/or UCC vendor fees, flood certification vendor fees, tax service vendor fees, and the cost to Lender of any title insurance premiums, title surveys, reconveyance and notary fees. Borrower recognizes and agrees that formal written appraisals of the Property by a licensed independent appraiser

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may be required by Lender’s internal procedures (provided that unless a Default shall have occurred hereunder, Borrower shall not be responsible for the costs of more than one such appraisal per year) and/or federal regulatory reporting requirements on an annual and/or specialized basis and that Lender may, at its option, require inspection of the Property by an independent supervising architect and/or cost engineering specialist at least semi-annually. If any of the services described above are provided by an employee of Lender, Lender’s costs and expenses for such services shall be calculated in accordance with Lender’s standard charge for such services.

7.2	ERISA COMPLIANCE. Borrower shall at all times comply with the provisions of ERISA with respect to any retirement or other employee benefit plan to which it is a party as employer, and as soon as possible after Borrower knows, or has reason to know, that any Reportable Event (as defined in ERISA) with respect to any such plan of Borrower has occurred, it shall furnish to Lender a written statement setting forth details as to such Reportable Event and the action, if any, which Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event furnished to the Pension Benefit Guaranty Corporation.

7.3	LEASING. Borrower shall use its best efforts to maintain all leasable space in the Property leased at no less than fair market rental rates pursuant to Approved Leases. Borrower shall comply with its obligations under the Approved Leases.

7.4	SUBDIVISION MAPS. Prior to recording any final map, plat, parcel map, lot line adjustment or other subdivision map of any kind covering any portion of the Property (collectively, “Subdivision Map”), Borrower shall submit such Subdivision Map to Lender for Lender’s review and approval, which approval shall not be unreasonably withheld. Within ten (10) Business Days after Lender’s receipt of such Subdivision Map, Lender shall provide Borrower written notice if Lender disapproves of said Subdivision Map. Lender shall be deemed to have approved the Subdivision Map if such notice is not provided to Borrower. Within five (5) Business Days after Lender’s request, Borrower shall execute, acknowledge and deliver to Lender such amendments to the Loan Documents as Lender may reasonably require to reflect the change in the legal description of the Property resulting from the recordation of any Subdivision Map. In connection with and promptly after the recordation of any amendment or other modification to the Mortgage recorded in connection with such amendments, Borrower shall deliver to Lender, at Borrower’s sole expense, a title endorsement to the Title Policy in form and substance satisfactory to Lender insuring the continued first priority lien of the Mortgage. Subject to the execution and delivery by Borrower of any documents required under this Section, Lender shall, if required by applicable law, sign any Subdivision Map approved, or deemed to be approved, by Lender pursuant to this Section.

7.5	OPINION OF LEGAL COUNSEL. Borrower shall provide, at Borrower’s expense, an opinion of legal counsel in form and content satisfactory to Lender to the effect that: (a) upon due authorization, execution and recordation or filing as may be specified in the opinion, each of the Loan Documents shall be legal, valid and binding instruments, enforceable against the makers thereof in accordance with their respective terms; (b) the Mortgage creates the lien it purports to create on the Property; (c) the Absolute Assignment of Leases and Rents under the Mortgage irrevocably assigns the lessor’s interest in the leases described therein; (d) the Mortgage, upon recordation or filing, shall, to the extent of all advances made thereunder, be prior in right to all subsequently filed liens for services rendered or materials furnished to the Property regardless of the time such services were rendered or materials furnished; (e) upon the consummation of a properly conducted foreclosure sale under the Mortgage, all rights of redemption of Borrower shall be extinguished; (f) Lender, by making the Loan and enforcing its rights thereunder, shall not be deemed to be doing business in the state where the Property is located or, if the making of the Loan constitutes doing business in such state, Lender has been duly qualified to do business in that state; (g) Lender, by making the Loan and enforcing its rights thereunder, shall not become subject to the payment of any income, franchise, capital or other similar taxes or assessments with respect to its ownership of the Note or the receipt of principal or interest thereunder other than customary corporate income taxes on the interest received thereon; and (h) the interest rate terms do not violate any applicable usury laws.

7.6	FURTHER ASSURANCES. Upon Lender’s request and at Borrower’s sole cost and expense, Borrower shall execute, acknowledge and deliver any other instruments and perform any other acts necessary,

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desirable or proper, as determined by Lender, to carry out the purposes of this Agreement and the other Loan Documents or to perfect and preserve any liens created by the Loan Documents.

7.7	ASSIGNMENT. Without the prior written consent of Lender, Borrower shall not assign Borrower’s interest under any of the Loan Documents, or in any monies due or to become due thereunder, and any assignment without such consent shall be void.

7.8	[Intentionally Deleted.]

7.9	AFFILIATE DEBT. Borrower shall not incur any debt to any affiliate unless such debt is fully subordinated to the Loan on terms reasonably acceptable to Lender.

7.10	MANAGER. Unless approved by Lender in its sole discretion, Borrower or its affiliate shall at all times serve as property manager of the Property. Lender hereby approves Phillips Edison & Company Ltd., an Ohio limited liability company as property manager of the Property (the “Manager”). Borrower agrees to provide Lender with prompt written notice of any exercise by the Manager of any right it may have to delegate partially or in full its material duties and material rights under the management agreement for the Property.

7.11	SINGLE PURPOSE ENTITY. Borrower is a single-purpose, single-asset entity. Borrower does not own and will not own any asset or property other than (i) the Property, and (ii) incidental personal property necessary for the development, ownership, management and operation of the Property. Borrower will not engage in any business other than the development, ownership, management and operation of the Property. Borrower has done or caused to be done and will do all things necessary to observe organizational formalities and preserve its existence, and will not amend, modify or otherwise change the articles of organization or operating agreement or other organizational documents of Borrower (other than in a ministerial fashion) without the prior written consent of Lender. Borrower will (a) maintain all of its books, records, financial statements and bank accounts separate from those of its affiliates and any other person, (b) file its own tax returns, (c) maintain its books, records, resolutions and agreements as official records, (d) be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any affiliate or any other person), (e) correct any known misunderstanding regarding its status as a separate entity, (f) conduct business in its own name, (g) not identify itself or any of its affiliates as a division or part of the other, (h) maintain and utilize separate stationery, invoices and checks, and (i) not commingle its funds and other assets with those of any other person.

7.12	DEBT YIELD. Through the Initial Maturity Date, the Property shall support a Debt Yield of at least 10.75%, based upon Net Operating Income. In the event that Borrower exercises the First Option to Extend, from and after the date of the notice of extension under Section 2.9(a) hereof through the First Extended Maturity Date, the Property shall support a Debt Yield of at least 11.25%, based upon Net Operating Income. If at any time the Property does not meet the required Debt Yield, then Borrower shall immediately pay down the outstanding principal balance of the Loan to meet such Debt Yield requirement. Borrower shall deliver to Lender within forty five (45) days after the end of each of the Property’s fiscal quarters, a compliance certificate, in form attached hereto as Exhibit D, certifying compliance with the foregoing requirements.

ARTICLE 8. REPORTING COVENANTS

8.1

FINANCIAL INFORMATION. Borrower shall deliver to Lender, as soon as available, but in no event later than ninety (90) days after Borrower’s fiscal year end, a current financial statement, including, without limitation, a balance sheet, an income statement and statement of cash flow, together with supporting property and mortgage debt schedules (including any contingent liabilities), signed by Borrower’s authorized signatory. Borrower shall cause Guarantor or its parent, Phillips Edison – ARC Shopping Center REIT, Inc. (the “REIT”), if the REIT’s financial statements reflect the assets of Guarantor, to deliver to Lender, as soon as available, but in no event later than ninety (90) days after the Guarantor’s or the REIT’s fiscal year end, a current financial statement, including, without limitation, a balance sheet, an income statement and statement of cash flow, together with supporting property and mortgage debt schedules (including any contingent liabilities), signed by the Guarantor’s or the REIT’s authorized

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signatory. Within forty five (45) days after the end of each second fiscal quarter of each year and within ninety (90) days after each fiscal year end, Borrower (if applicable) and the Guarantor or REIT (if applicable) shall provide a financial covenant compliance certificate, signed by its respective authorized signatory. Except as otherwise agreed to by Lender, all such financial information shall be prepared in accordance with generally accepted accounting principles consistently applied. Borrower shall deliver to Lender such other financial information as may be reasonably requested by Lender.

8.2	BOOKS AND RECORDS. Borrower shall maintain complete books of account and other records for the Property and for disbursement and use of the proceeds of the Loan, and the same shall be available for inspection and copying by Lender upon reasonable prior notice.

8.3	LEASING REPORTS. Within forty five (45) days after the end of each fiscal quarter for the Property, Borrower shall deliver to Lender quarterly rent rolls, leasing status reports, operating statements and/or such other leasing information as Lender shall reasonably request with respect to the Property, each in form and substance reasonably satisfactory to Lender.

ARTICLE 9. DEFAULTS AND REMEDIES

9.1	DEFAULT. The occurrence of any one or more of the following shall constitute an event of default (“Default”) under this Agreement and the other Loan Documents:

(a)	Monetary. Borrower’s failure to pay within ten (10) days after the date when due any sums payable under the Note or any of the other Loan Documents; or

(b)	Performance of Obligations. Borrower’s failure to perform any obligation in addition to those in Section 9.1(a) above under any of the Loan Documents; provided, however, that if a cure period is provided for the remedy of such failure, Borrower’s failure to perform will not constitute a Default until such date as the specified cure period expires; or

(c)	Use. The prohibition, enjoining or interruption of Borrower’s right to occupy, use or lease the Property for a continuous period of more than thirty (30) days; or

(d)	Condemnation; Attachment. (i) The condemnation, seizure or appropriation of, or occurrence of an uninsured casualty with respect to any material portion of the Property; or (ii) the sequestration or attachment of, or any levy or execution upon any of the Property, any other collateral provided by Borrower under any of the Loan Documents, or any substantial portion of the other assets of Borrower, which sequestration, attachment, levy or execution is not released, expunged or dismissed prior to the earlier of thirty (30) days or the sale of the assets affected thereby; or

(e)	Representations and Warranties. (i) The failure of any representation or warranty of Borrower in any of the Loan Documents in any material way that could reasonably be expected to threaten the ability of Borrower to fulfill its obligations under the Loan Documents as determined by Lender in its sole and absolute discretion and the continuation of such failure for more than thirty (30) days after written notice to Borrower from Lender requesting that Borrower cure such failure; or (ii) to the extent it could reasonably be expected to threaten the ability of Borrower or any Guarantor to fulfill its obligations under the Loan Documents as determined by Lender in its sole and absolute discretion, any material adverse change in the financial condition of Borrower or any Guarantor from the financial condition represented to Lender as of the later of: (A) the Effective Date; or (B) the date upon which the financial condition of such party was first represented to Lender and the failure of Borrower or Guarantor to cure the same within thirty (30) days after written notice thereof from Lender; or

(f)

Voluntary Bankruptcy; Insolvency; Dissolution. (i) The filing of a petition by Borrower for relief under the Bankruptcy Code, or under any other present or future state or federal law regarding bankruptcy, reorganization or other debtor relief law; (ii) the filing of any pleading or an answer by Borrower in any involuntary proceeding under the Bankruptcy Code or other debtor relief law

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which admits the jurisdiction of the court or the petition’s material allegations regarding Borrower’s insolvency; (iii) a general assignment by Borrower for the benefit of creditors; or (iv) Borrower applying for, or the appointment of, a receiver, trustee, custodian or liquidator of Borrower or any of its property; or

(g)	Involuntary Bankruptcy. The failure of Borrower to effect a full dismissal of any involuntary petition under the Bankruptcy Code or under any other debtor relief law that is filed against Borrower or in any way restrains or limits Borrower or Lender regarding the Loan or the Property, prior to the earlier of the entry of any court order granting relief sought in such involuntary petition, or sixty (60) days after the date of filing of such involuntary petition; or

(h)	Guarantor. The occurrence of any of the events specified in Section 9.1(f) or 9.1(g) as to any Guarantor; or

(i)	Change in Management or Control. (i) The occurrence of any material management or organizational change in Borrower or in the partners, venturers or members of Borrower, including, without limitation, any partnership, joint venture or member dispute which Lender determines, in its sole and absolute discretion, shall have a material adverse effect on the Loan, on the Property and Improvements, or on the ability of Borrower or its partners, venturers or members to perform their obligations under the Loan Documents. The Borrower is owned 100% by the Guarantor and the Guarantor is owned 1% by Phillips Edison Shopping Center OP GP, LLC, a Delaware limited liability company, its general partner, and 99% by Phillips Edison – ARC Shopping Center REIT, Inc., a Maryland corporation (the “REIT”), its sole limited partner. Changes in the organizational structure or ownership of Borrower and the Guarantor shall not be permitted; provided, however, that the following transfers of ownership interests within the REIT will not require Lender’s prior consent or the payment of a fee: (A) a transfer by devise or descent or by operation of law upon the death of a partner, member or stockholder of REIT, (B) a sale or transfer of a partnership, shareholder or membership interest in REIT, whichever the case may be, by the current partner(s), shareholder(s) or member(s), as applicable, to an immediate family member (i.e., parents, spouses, siblings, children or grandchildren) of such partner, shareholder or member (or a trust for the benefit of any such persons), or (C) a transfer of the shares or membership interests in the REIT in connection with a public offering (and/or any other transfers required in order to effectuate such public offering and/or any other transfers associated with a public listing), provided that following such transfer any of John Bessey, R. Mark Addy, Jeffrey S. Edison or Michael C. Phillips shall occupy the position of chief executive officer, chairman of the board of directors or president of such entity; or (ii) any change to Borrower’s organizational documents that would have a material adverse effect on its ability to own and operate its properties or perform the terms of the Loan Documents; or (iii) the failure of Borrower or its affiliate to remain as the developer and property manager for the Property; or

(j)	Loss of Priority. The failure at any time of the Mortgage to be a valid first lien upon the Property or any portion thereof, other than as a result of any release or reconveyance of the Mortgage with respect to all or any portion of the Property pursuant to the terms and conditions of this Agreement; or

(k)	Hazardous Materials. The discovery of any significant Hazardous Materials in, on or about the Property subsequent to the Effective Date. Any such Hazardous Materials shall be “significant” for this purpose if said Hazardous Materials, in Lender’s sole discretion, have a materially adverse impact on the value of the Property; or

(l)	Default Under Deed of Trust. A Default under the Mortgage or the Deed of Trust (as defined therein), which, as to the Deed of Trust, shall specifically include a Default under the note evidencing the Lakeside Plaza Loan; or

(m)

Adverse Financial Condition. Any material adverse change in the financial condition of Borrower or any Guarantor from the condition shown on the financial statement(s) submitted to Lender and relied upon by Lender in making the Loan, the materiality and adverse effect of such

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change in financial condition to be reasonably determined by Lender in accordance with its credit standards and underwriting practices in effect at the time of making such determination; or

(n)	Transfer of Assets. The sale, assignment, pledge, hypothecation, mortgage or transfer of all or a substantial portion of assets of Borrower or any Guarantor other than in the ordinary course of business of said entity; or

(o)	Default Under Indemnity Agreement. The occurrence of a Default beyond applicable cure periods under that certain Hazardous Materials Indemnity Agreement executed by Borrower and Guarantor, as Indemnitor, in favor of Lender, and dated as of the date hereof, including without limitation such Indemnitor’s failure to perform any covenant, condition, or obligation thereunder; or

(p)	Default Under Guaranty. The occurrence of a default under any guaranty now or hereafter executed in connection with the Loan, including without limitation any Guarantor’s failure to perform any covenant, condition, or obligation thereunder; or

(q)	[Intentionally Deleted.]

(r)	Judgment. There is entered against Borrower or any Guarantor (i) a final judgment or order for the payment of money in an amount exceeding One Hundred Thousand and No/100 Dollars ($100,000.00) (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the financial condition of Borrower or the Guarantor and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 10 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect.

9.2	ACCELERATION UPON DEFAULT; REMEDIES. During the continuance of any Default specified in this Article, Lender may, at its sole option, declare all sums owing to Lender under the Note, this Agreement and the other Loan Documents immediately due and payable. Upon such acceleration, all obligations of Lender to fund further disbursements under the Loan shall terminate.

9.3	DISBURSEMENTS TO THIRD PARTIES. Upon the occurrence of a Default occasioned by Borrower’s failure to pay money to a third party as required by this Agreement, Lender may but shall not be obligated to make such payment from the Loan proceeds or other funds of Lender. If such payment is made from proceeds of the Loan, Borrower shall immediately deposit with Lender, upon written demand, an amount equal to such payment. If such payment is made from funds of Lender, Borrower shall immediately repay such funds upon written demand of Lender. In either case, the Default with respect to which any such payment has been made by Lender shall not be deemed cured until such deposit or repayment (as the case may be) has been made by Borrower to Lender.

9.4	REPAYMENT OF FUNDS ADVANCED. Any funds expended by Lender in the exercise of its rights or remedies under this Agreement and the other Loan Documents shall be payable to Lender upon demand, together with interest at the rate applicable to the principal balance of the Note from the date the funds were expended.

9.5	RIGHTS CUMULATIVE, NO WAIVER. All Lender’s rights and remedies provided in this Agreement and the other Loan Documents, together with those granted by law or at equity, are cumulative and may be exercised by Lender at any time prior to the cure thereof by Borrower. Lender’s exercise of any right or remedy shall not constitute a cure of any Default unless all sums then due and payable to Lender under the Loan Documents are repaid and Borrower has cured all other Defaults. No waiver shall be implied from any failure of Lender to take, or any delay by Lender in taking, action concerning any Default or failure of condition under the Loan Documents, or from any previous waiver of any similar or unrelated Default or failure of condition. Any waiver or approval under any of the Loan Documents must be in writing and shall be limited to its specific terms.

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ARTICLE 10. MISCELLANEOUS PROVISIONS

10.1	INDEMNITY. BORROWER HEREBY AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS LENDER, ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS FROM AND AGAINST ANY AND ALL LOSSES, DAMAGES, LIABILITIES, CLAIMS, ACTIONS, JUDGMENTS, COURT COSTS AND LEGAL OR OTHER EXPENSES (INCLUDING, WITHOUT LIMITATION, ATTORNEYS’ FEES AND EXPENSES) WHICH LENDER MAY INCUR AS A DIRECT OR INDIRECT CONSEQUENCE OF: (A) THE PURPOSE TO WHICH BORROWER APPLIES THE LOAN PROCEEDS; (B) THE FAILURE OF BORROWER TO PERFORM ANY OBLIGATIONS AS AND WHEN REQUIRED BY THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; (C) ANY FAILURE AT ANY TIME OF ANY OF BORROWER’S REPRESENTATIONS OR WARRANTIES TO BE TRUE AND CORRECT; OR (D) ANY ACT OR OMISSION BY BORROWER, CONSTITUENT PARTNER OR MEMBER OF BORROWER OR ANY AGENT OF BORROWER WITH RESPECT TO ANY OF THE PROPERTY. BORROWER SHALL IMMEDIATELY PAY TO LENDER UPON DEMAND ANY AMOUNTS OWING UNDER THIS INDEMNITY, TOGETHER WITH INTEREST FROM THE DATE THE INDEBTEDNESS ARISES UNTIL PAID AT THE RATE OF INTEREST APPLICABLE TO THE PRINCIPAL BALANCE OF THE NOTE. BORROWER’S DUTY AND OBLIGATIONS TO DEFEND, INDEMNIFY AND HOLD HARMLESS LENDER SHALL SURVIVE CANCELLATION OF THE NOTE AND THE RELEASE, RECONVEYANCE OR PARTIAL RECONVEYANCE OF THE MORTGAGE.

10.2	FORM OF DOCUMENTS. The form and substance of all documents, instruments, and forms of evidence to be delivered to Lender under the terms of this Agreement and any of the other Loan Documents shall be subject to Lender’s approval and shall not be modified, superseded or terminated in any respect without Lender’s prior written approval.

10.3	NO THIRD PARTIES BENEFITED. No person other than Lender and Borrower and their permitted successors and assigns shall have any right of action under any of the Loan Documents.

10.4	NOTICES. All notices, demands, or other communications under this Agreement and the other Loan Documents shall be in writing and shall be delivered to the appropriate party at the address set forth on the signature page of this Agreement (subject to change from time to time by written notice to all other parties to this Agreement). All notices, demands or other communications shall be considered as properly given if delivered personally or sent by first class United States Postal Service mail, postage prepaid, except that notice of Default may be sent by certified mail, return receipt requested, or by Overnight Express Mail or by overnight commercial courier service, charges prepaid. Notices so sent shall be effective three (3) days after mailing, if mailed by first class mail, and otherwise upon receipt; provided, however, that non-receipt of any communication as the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication.

10.5	ATTORNEY-IN-FACT. Borrower hereby irrevocably appoints and authorizes Lender, as Borrower’s attorney-in-fact, which agency is coupled with an interest, to execute and/or record in Lender’s or Borrower’s name any notices, instruments or documents that Lender deems appropriate to protect Lender’s interest under any of the Loan Documents.

10.6	ACTIONS. Borrower agrees that Lender, in exercising the rights, duties or liabilities of Lender or Borrower under the Loan Documents, may commence, appear in or defend any action or proceeding purporting to affect the Property, or the Loan Documents and Borrower shall immediately reimburse Lender upon demand for all such expenses so incurred or paid by Lender, including, without limitation, attorneys’ fees and expenses and court costs.

10.7

RIGHT OF CONTEST. Borrower may contest in good faith any claim, demand, levy or assessment (other than liens) by any person other than Lender which would constitute a Default if: (a) Borrower pursues the contest diligently, in a manner which Lender determines is not prejudicial to Lender, and does not impair the rights of Lender under any of the Loan Documents; and (b) Borrower deposits with Lender any funds or other forms of assurance which Lender in good faith determines from time to time appropriate to

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protect Lender from the consequences of the contest being unsuccessful. Borrower’s compliance with this Section shall operate to prevent such claim, demand, levy or assessment from becoming a Default.

10.8	RELATIONSHIP OF PARTIES. The relationship of Borrower and Lender under the Loan Documents is, and shall at all times remain, solely that of borrower and lender, and Lender neither undertakes nor assumes any responsibility or duty to Borrower or to any third party with respect to the Property, except as expressly provided in this Agreement and the other Loan Documents.

10.9	DELAY OUTSIDE LENDER’S CONTROL. Lender shall not be liable in any way to Borrower or any third party for Lender’s failure to perform or delay in performing under the Loan Documents (and Lender may suspend or terminate all or any portion of Lender’s obligations under the Loan Documents) if such failure to perform or delay in performing results directly or indirectly from, or is based upon, the action, inaction, or purported action, of any governmental or local authority, or because of war, rebellion, insurrection, strike, lock-out, boycott or blockade (whether presently in effect, announced or in the sole judgment of Lender deemed probable), or from any Act of God or other cause or event beyond Lender’s control.

10.10	ATTORNEYS’ FEES AND EXPENSES; ENFORCEMENT. If any attorney is engaged by Lender to enforce or defend any provision of this Agreement, any of the other Loan Documents or Other Related Documents, or as a consequence of any Default under the Loan Documents, with or without the filing of any legal action or proceeding, and including, without limitation, any fees and expenses incurred in any bankruptcy proceeding of the Borrower, then Borrower shall immediately pay to Lender, upon demand, the amount of all reasonable attorneys’ fees and expenses and all costs incurred by Lender in connection therewith, including all trial and appellate proceedings in any legal action, suit, bankruptcy or other proceeding, together with interest thereon from the date of such demand until paid at the rate of interest applicable to the principal balance of the Note as specified therein.

10.11	IMMEDIATELY AVAILABLE FUNDS. Unless otherwise expressly provided for in this Agreement, all amounts payable by Borrower to Lender shall be payable only in United States currency, immediately available funds.

10.12	LENDER’S CONSENT. Wherever in this Agreement there is a requirement for Lender’s consent and/or a document to be provided or an action taken “to the satisfaction of Lender”, it is understood by such phrase that Lender shall exercise its consent, right or judgment in a reasonable manner given the specific facts and circumstance applicable at the time.

10.13	PARTICIPATIONS. Borrower agrees that Lender may elect, at any time, to sell, assign or grant participations in all or any portion of its rights and obligations under the Loan Documents, and that any such sale, assignment or participation may be to one or more financial institutions, private investors, and/or other entities, in Lender’s sole discretion; provided, however, that any such assignment shall in no event be less than $5,000,000 and shall be subject to the approval of Borrower (other than upon the occurrence and during the continuance of a Default) (“Participant”). Borrower further agrees that Lender may disseminate to any such actual or potential purchaser(s), assignee(s) or participant(s) all documents and information (including, without limitation, all financial information) which has been or is hereafter provided to or known to Lender with respect to: (a) the Property and its operation; (b) any party connected with the Loan (including, without limitation, the Borrower, any partner, joint venturer or member of Borrower, any constituent partner, joint venturer or member of Borrower or any Guarantor); and/or (c) any lending relationship other than the Loan which Lender may have with any party connected with the Loan. In the event of any such sale, assignment or participation, Lender and the parties to such transaction shall share in the rights and obligations of Lender as set forth in the Loan Documents only as and to the extent they agree among themselves. In connection with any such sale, assignment or participation, Borrower further agrees that the Loan Documents shall be sufficient evidence of the obligations of Borrower to each purchaser, assignee, or participant, and upon written request by Lender, Borrower shall enter into such amendments or modifications to the Loan Documents as may be reasonably required in order to evidence any such sale, assignment or participation, provided that none of the same shall increase the burdens upon or decrease the benefits to Borrower or Guarantor under the Loan Documents. The indemnity obligations of Borrower under the Loan Documents shall also apply with respect to any purchaser, assignee or participant.

Loan No. 1003559

Anything in this Agreement to the contrary notwithstanding, and without the need to comply with any of the formal or procedural requirements of this Agreement, including this Section, any lender may at any time and from time to time pledge and assign all or any portion of its rights under all or any of the Loan Documents to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from its obligations thereunder.

10.14	CAPITAL ADEQUACY. If Lender or any Participant in the Loan, or either of them, determines that compliance with any law or regulation or with any guideline or request from any central bank or other governmental agency (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by Lender or such Participant, or any corporation controlling Lender or such Participant, as a consequence of, or with reference to, Lender’s or such Participant’s or such corporation’s commitments or its making or maintaining advances below the rate which Lender or such Participant or such corporation controlling Lender could have achieved but for such compliance (taking into account the policies of Lender or such Participant or corporation with regard to capital), then Borrower shall, from time to time, within thirty (30) calendar days after written demand by Lender or such Participant, pay to Lender or such Participant additional amounts sufficient to compensate Lender or such Participant or such corporation controlling Lender to the extent that Lender determines such increase in capital is allocable to Lender’s obligations hereunder. A certificate as to such amounts, submitted to Borrower by Lender or such Participant, shall be conclusive and binding for all purposes, absent manifest error.

10.15	LENDER’S AGENTS. Lender may designate an agent or independent contractor to exercise any of Lender’s rights under this Agreement and any of the other Loan Documents. Any reference to Lender in any of the Loan Documents shall include Lender’s agents, employees or independent contractors. Borrower shall pay the costs of such agent or independent contractor either directly to such person or to Lender in reimbursement of such costs, as applicable.

10.16	TAX SERVICE. Lender is authorized to secure, at Borrower’s expense, a tax service contract with a third party vendor which shall provide tax information on the Property satisfactory to Lender.

10.17	WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THE LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THE LOAN DOCUMENTS (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF ANY RIGHT THEY MIGHT OTHERWISE HAVE TO TRIAL BY JURY.

10.18	SEVERABILITY. If any provision or obligation under this Agreement and the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that provision shall be deemed severed from the Loan Documents and the validity, legality and enforceability of the remaining provisions or obligations shall remain in full force as though the invalid, illegal, or unenforceable provision had never been a part of the Loan Documents, provided, however, that if the rate of interest or any other amount payable under the Note or this Agreement or any other Loan Document, or the right of collectability therefor, are declared to be or become invalid, illegal or unenforceable, Lender’s obligations to make advances under the Loan Documents shall not be enforceable by Borrower.

10.19	HEIRS, SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided under the terms and conditions of this Agreement, the terms of the Loan Documents shall bind and inure to the benefit of the

Loan No. 1003559

heirs, successors and assigns of the parties; provided, however, that Borrower may not assign, transfer or in any way hypothecate its interest in the Loan Documents without Lender’s prior written consent.

10.20	TIME. Time is of the essence of each and every term of this Agreement.

10.21	HEADINGS. All article, section or other headings appearing in this Agreement and any of the other Loan Documents are for convenience of reference only and shall be disregarded in construing this Agreement and any of the other Loan Documents.

10.22	GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of Ohio, except to the extent preempted by federal laws. Borrower and all persons and entities in any manner obligated to Lender under the Loan Documents consent to the jurisdiction of any federal or state court within the State of Ohio having proper venue and also consent to service of process by any means authorized by Ohio or federal law.

10.23	USA PATRIOT ACT NOTICE. COMPLIANCE. The USA Patriot Act of 2001 (Public Law 107-56) and federal regulations issued with respect thereto require all financial institutions to obtain, verify and record certain information that identifies individuals or business entities which open an “account” with such financial institution. Consequently, Lender may from time-to-time request, and Borrower shall provide to Lender, Borrower’s name, address, tax identification number and/or such other identification information as shall be necessary for Lender to comply with federal law. An “account” for this purpose may include, without limitation, a deposit account, cash management service, a transaction or asset account, a credit account, a loan or other extension of credit, and/or other financial services product.

10.24	INTEGRATION; INTERPRETATION. The Loan Documents contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated therein and supersede all prior negotiations or agreements, written or oral. The Loan Documents shall not be modified except by written instrument executed by all parties. Any reference to the Loan Documents includes any amendments, renewals or extensions now or hereafter approved by Lender in writing.

10.25	JOINT AND SEVERAL LIABILITY. The liability of all persons and entities obligated in any manner under this Agreement and any of the Loan Documents shall be joint and several.

10.26	COUNTERPARTS. To facilitate execution, this document may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

Loan No. 1003559

IN WITNESS WHEREOF, Borrower and Lender have executed this Agreement as of the date appearing on the first page of this Agreement.

“BORROWER”

SNOWVIEW STATION LLC, a Delaware limited liability company

By:	/s/ R. Mark Addy
R. Mark Addy, President

Borrower’s Address:
Snowview Station LLC c/o Phillips Edison & Company, Ltd.
11501 Northlake Drive
Cincinnati, Ohio 45249
Attn: Chief Financial Officer

with a copy to:

Honigman Miller Schwarts and Cohn LLP
38500 Woodward Avenue, Suite 100
Bloomfield Hills, Michigan 48304-5048
Attn: J. Adam Rothstein, Esquire

Signature Page to Loan Agreement

Loan No. 1003559

“LENDER”

WELLS FARGO BANK,
NATIONAL ASSOCIATION

By:	/s/ John M. Freeman, Jr.
Name: John M. Freeman, Jr.
Title: Vice President

Lender’s Address:

Wells Fargo Bank, National Association
Real Estate Banking Group
1753 Pinnacle Drive, 5th Floor
McLean, Virginia 22102
Attn: Real Estate Banking Group, Manager

with a copy to:
Wells Fargo Bank, National Association
Commercial Real Estate
Loan Administration – REBG
1750 H Street, N.W., Suite 400
Washington, D.C. 20006
Attn: Loan Administration Manager

Loan #: 1003559

Signature Page to Loan Agreement

EXHIBIT B

Loan No. 1003559

EXHIBIT A - DESCRIPTION OF PROPERTY

Snow View Plaza

1795 Snow Road (a/k/a 1765 Snow View Road)

Parma, Ohio

Exhibit A to LOAN AGREEMENT between Snowview Station LLC, a Delaware limited liability company, as “Borrower”, and Wells Fargo Bank, National Association, as “Lender”, dated as of December 15, 2010.

All that certain real property located in the County of Cuyahoga, State of Ohio, described as follows:

EXHIBIT B

Loan No. 1003559

EXHIBIT B - DOCUMENTS

Exhibit B to LOAN AGREEMENT between Snowview Station LLC, a Delaware limited liability company, as “Borrower”, and Wells Fargo Bank, National Association, as “Lender”, dated as of December 15, 2010.

1.	Loan Documents. The documents listed below, and amendments, modifications and supplements thereto which have received the prior written consent of Lender, together with any documents executed in the future that are approved by Lender and that recite that they are “Loan Documents” for purposes of this Agreement are collectively referred to herein as the Loan Documents.

1.1	This Agreement.

1.2	The Promissory Note Secured by Mortgage of even date herewith in the original principal amount of the Loan made by Borrower payable to the order of Lender.

1.3	The Open-End Mortgage with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing of even date herewith executed by Borrower, as mortgagor, for the benefit of Lender.

1.4	The Assignment of Leases and Rents of even date herewith executed by Borrower for the benefit of Lender.

1.5	Repayment Guaranty of even date herewith executed by Phillips Edison – ARC Shopping Center Operating Partnership, L.P., a Delaware limited partnership (“Guarantor”) in favor of Lender.

1.6	Hazardous Materials Indemnity Agreement (Unsecured) of even date herewith executed by Guarantor as Indemnitor and Lender.

1.7	Uniform Commercial Code National UCC Financing Statement (Form UCC1) of even date herewith naming Borrower as Debtor and Lender as Secured Party.

1.8	Non-Corporate Borrowing Authorization and Indemnity Agreement of even date herewith executed by Guarantor as the sole member of Borrower.

2.	Other Related Documents (Which Are Not Loan Documents):

i.	Flood Hazard Notice dated December 1, 2010, executed by Borrower.

ii.	Opinion of Honigman Miller Schwartz and Cohn LLP, Borrower’s Legal Counsel, dated the date of the Agreement.

iii.	Opinion of Ulmer & Berne LLP, Borrower’s Ohio Legal Counsel dated as of the date of the Agreement.

EXHIBIT C

Loan No. 1003559

TRANSFER AUTHORIZER DESIGNATION

(For Disbursement of Loan Proceeds by Funds Transfer)

$8,570,000.00 Loan

NEW  |  REPLACE PREVIOUS DESIGNATION  |  ADD  |  CHANGE  |  DELETE LINE NUMBER

The following representatives of SNOWVIEW STATION LLC, a Delaware limited liability company (“Borrower”) are authorized to request the disbursement of Loan Proceeds and initiate funds transfers for Loan Number 1003559 dated December 15, 2010 between Wells Fargo Bank, National Association (“Bank”) and Borrower. Bank is authorized to rely on this Transfer Authorizer Designation until it has received a new Transfer Authorizer Designation signed by Borrower, even in the event that any or all of the foregoing information may have changed.

	Name	Title	Maximum Wire Amount[1]
1.	Richard Smith	Authorized Signatory	$8,570,000.00
2.	Jeff Brown	Authorized Signatory	$8,570,000.00
3.	Mike Braswell	Authorized Signatory	$8,570,000.00
4.
5.

Beneficiary Bank and Account Holder Information

1.

Transfer Funds to (Receiving Party Account Name): Chicago Title Insurance Company National Business Unit
Receiving Party Account Number: 1004701941
Receiving Bank Name, City and State: PNC Bank, National Association Pittsburg, Pennsylvania	Receiving Bank Routing (ABA) Number 043000096
Maximum Transfer Amount: $8,521,300.00
Further Credit Information/Instructions: Please contact Tony Letizia or Nancy Fenton at (412) 281-5566 or (412) 281-8080. Refer to File No. 141000545 / Snow View Station LLC / Wells Fargo

2.

Transfer Funds to (Receiving Party Account Name):
Receiving Party Account Number:
Receiving Bank Name, City and State:	Receiving Bank Routing (ABA) Number
Maximum Transfer Amount:
Further Credit Information/Instructions:

1	Maximum Wire Amount may not exceed the Loan Amount.

EXHIBIT C

Loan No. 1003559

3.

Transfer Funds to (Receiving Party Account Name):
Receiving Party Account Number:
Receiving Bank Name, City and State:	Receiving Bank Routing (ABA) Number
Maximum Transfer Amount:
Further Credit Information/Instructions:

Date: December 15, 2010

“BORROWER”

SNOWVIEW STATION LLC,
a Delaware limited liability company

By:	/s/ R. Mark Addy
R. Mark Addy, President

EXHIBIT D

Loan No. 1003559

COVENANT COMPLIANCE CERTIFICATE

Reference is made to that certain Loan Agreement dated as of December 15, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), between Snowview Station LLC, a Delaware limited liability company (the “Borrower”), and Wells Fargo Bank, National Association (the “Lender”).

This Compliance Certificate is furnished pursuant to the Loan Agreement. Unless otherwise defined herein, capitalized terms used in this Certificate have the meanings ascribed thereto in the Loan Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1.	Test Date. Except as otherwise stated, the financial information provided in this Certificate is rendered as of, and for the period ending ____________________ (the “Test Date”).

2.	Absence of Default. As of the Test Date, there existed and, as of the date hereof, there exists no Default.

3.	Source. This Certificate is being delivered pursuant to the requirements of Section 7.12 of the Loan Agreement.

4.	Project Covenant.

(a)	As of the Test Date, the Property supports a Debt Yield of __%.

5.	Authorization. The undersigned is authorized to execute and deliver this Certificate on behalf of the Borrower.

EXHIBIT D

Loan No. 1003559

IN WITNESS WHEREOF, the undersigned has executed this Certificate this              day of             , 20    .

SNOWVIEW STATION LLC,
a Delaware limited liability company

By:
R. Mark Addy, President
OR	John B. Bessey, Vice President
OR	Richard J. Smith, Vice President